Exhibit 99.1

Dated:	7 October 2020
(1)COMPASS PATHWAYS PLC
(2)XXX

SHARE OPTION CONTRACT

Postlethwaite Solicitors Limited
9 Staple Inn London WC1V 7QH
Tel. 020 3818 9420

THIS SHARE OPTION CONTRACT is made the day of               7 October               2020
BETWEEN:
(1)COMPASS PATHWAYS PLC (12696098) whose registered office is at 3rd Floor 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT (the “Company”); and
(2)XX of XXX (the “Optionholder”).
1.1INTERPRETATION
1.1In this Share Option Contract:-

“Acquiring Company”	means a company or person which has acquired Control of the Company

“Advisory Contract”	means the agreement under which the Optionholder provides consultancy or other advisory services to the Company

“Articles”	means the articles of association of the Company for the time being in force

“Control”	has the meaning given in section 1124 of the Corporation Tax Act 2010

“Date of Grant”	means the date of this Share Option Contract

“Directors” or “Board”	means the board of directors of the Company or a duly authorised committee thereof

“Enterprise Management Incentive or “EMI”	means an Option which is subject to the taxation treatment provided for in Chapter 9 of Part 7 of ITEPA

“Exercise Price”	means £XXX per Share or the price per share as validated by HMRC on or around 30 June 2020

“Group”	means the Company and any Subsidiaries

“HMRC”	means HM Revenue & Customs

ITEPA	means the Income Tax (Earnings and Pensions) Act 2003
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“NICs”	means National Insurance Contributions

“Option”	means the right to acquire Shares granted pursuant to and in accordance with the rules of this Share Option Contract and which has not lapsed nor ceased to be exercisable

“Option Shares”	means the Shares over which the Option subsists

“Option Tax Liability”	means, in relation to an Optionholder, any liability of the Company to account to HMRC or other tax authority for any amount of, or representing, income tax or employees’ or employer’s NICs or any other tax charge levy or other sum, whether under the laws of the United Kingdom or otherwise, which may arise on the exercise or other realisation of the Option.

“Original Option”	The option granted to the Optionholder on XXX over shares in Compass Pathfinder Holdings Limited

“Personal Data”
has the meaning set out in article 4 of the General Data Protection Regulation (Regulation 2016/679 of the European Parliament and of the Council on the protection of natural persons with regard to the processing of Personal Data and on the free movement of such data) (the “GDPR”) in respect of the Optionholder

“Sale"	means a purchase by one or more related transactions by any person or persons acting in concert (within the meaning of the City Code on Takeovers and Mergers) of 50% or more of the ordinary shares in the Company.

“Share"	means an ordinary share of £0.008 in the capital of the Company

“Share Option Contract”	means this agreement

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“Subsidiary”	means any company which is for the time being under the Control of the Company.
1.2For the purposes of this Share Option Contract:-
1.2.1references to Option Shares in respect of which an Option subsists at any time are to be read and construed as references to the Shares over which the Option is then held and in respect of which it has not previously been exercised and has not lapsed and ceased to be exercisable;
1.2.2any reference to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted;
1.2.3words denoting masculine gender shall include the feminine;
1.2.4words denoting the singular shall include the plural and vice versa;
1.2.5references to clauses, appendices and schedules are to the clauses, appendices and schedules of this Share Option Contract and no account should be taken of the clause headings which have been inserted for ease of reference only; and
1.2.6persons shall be taken to be connected with one another if they are so connected as mentioned in Section 993 of the Income Tax Act 2007.
1.3If any question, dispute or disagreement arises as to the interpretation of this Share Option Contract, the decision of the Directors shall be final and binding upon all persons. In any case, in this Share Option Contract, where the Directors have a discretion, their exercise of that discretion shall be final and binding upon all persons.
2.GRANT OF OPTION
2.1In consideration for the surrender of the Original Option, (which the Optionholder confirms and acknowledges) the Company HEREBY GRANTS to the Optionholder the right, exercisable only subject to and in accordance with the following terms and conditions of this Share Option Contract, to acquire a maximum of XXX Shares at the Exercise Price.
2.2Nothing in this Share Option Contract shall be taken to impose any restriction or limitation upon the exercise by the members of the Company of their rights to make any alteration to the Articles of Association or the share capital of the Company.
3.RELATIONSHIP WITH ADVISORY CONTRACT
3.1The grant of this Option does not form part of the Optionholder’s entitlement to remuneration or benefits pursuant to his Advisory Contract.
3.2The rights and obligations of the Optionholder under the terms of his Advisory Contract shall not be affected by the grant of this Option.
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3.3The Optionholder shall not be entitled to any compensation or damages for any loss or potential loss which the Optionholder may suffer due to being unable to exercise this Option in consequence of the termination of the Advisory Contract.
3.4During his lifetime, only the Optionholder may exercise the Option. The Option may not be transferred, assigned, charged, mortgaged or otherwise dealt in by the Optionholder. In the event of any breach of this Clause 3.4, the Option shall lapse forthwith.
4.VESTING AND EXERCISE OF OPTION
The Option is fully Vested and may be exercised at any time, subject to the Optionholder complying with the Company’s insider trading policy.
5.EXIT
5.1If the Directors believe that a Sale is imminent, they shall confirm the terms of the Sale and shall invoke the provisions set out below.
Exercise prior to a Sale
5.2The Directors shall notify the Optionholder prior to the date upon which, in the reasonable opinion of the Directors, a Sale is likely to occur, of that fact and that the Option may be exercised in full immediately prior to such Sale taking place (“Prior Notice”). The Board may in its discretion include in such Prior Notice a requirement that the Optionholder either give notice of exercise in accordance with this Clause or else suffer automatic lapse of the Option in accordance with Clause 9.6.
If such Sale does not take place within 30 days after the giving of Prior Notice any such exercise shall be deemed for all purposes never to have occurred and the Directors will return or procure the return to the Optionholder of any Exercise Price and any payment in respect of Option Tax Liability paid to it.
Exercise after a Sale
5.3In the event of a Sale being completed in circumstances where no Prior Notice was given to the Optionholder his Option may be exercised in full (or, if the Board at its discretion so determines, to a greater extent) within the period beginning with the date of completion of the Sale and ending at the end of a period specified by the Directors (of no less than 28 days) and shall lapse and cease to be exercisable at the end of that period.
Other provisions relating to exercise in the event of a Sale
5.4The provisions of Clauses 5.2 and 5.3 shall not apply to the extent that the Option is exchanged by the Optionholder for an option of equivalent value (as determined by the Board) over shares in an Acquiring Company.
5.5The service of a notice of exercise in accordance with Clause 5.2 or 5.3 shall irrevocably constitute the Company the Optionholder’s agent for the sale of all the Option Shares acquired
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by the Optionholder as a result of the exercise of his Option on or after completion of the Sale on terms which (taking into account the rights of the Option Shares and any warranties or other terms of the Sale) are no less favourable than the terms on which Ordinary Shares are acquired by the Acquiring Company from the other shareholders of the Company.
5.6The Company shall have irrevocable and unconditional authority to sign, complete, execute and deliver in the name of and on behalf of the Optionholder (and/or to appoint any person nominated by it to do so) any agreement, stock transfer form and any other documents necessary to transfer such Option Shares to the purchaser (and to give normal warranties, representations and covenants that such Shares are sold with full title guarantee, are free from any encumbrance of any nature and as to the authority of the Optionholder and its agent to sell such Shares) against payment of the purchase money and/or delivery of any other consideration to the Company.
5.7The Optionholder agrees that the Company shall be entitled to retain out of the purchase money an amount to the value of the aggregate Exercise Price if not already paid by the Optionholder (which shall be held to the order of the Company) and the amount of any Option Tax Liability which is the subject of the indemnity in Clause 11 (to be held to the order of the Company) and the Company may retain possession of any other purchase consideration until these amounts have been settled in full.
5.8The Company may receive the purchase money and any other purchase consideration on behalf of the Optionholder and give a valid discharge to the purchaser for it. The Company will pay the purchase money received by it in respect of the sale of the Optionholder’s Shares to the Optionholder less any amounts referred to under Clause 5.7 and shall deliver to the Optionholder any other purchase consideration as soon as reasonably practicable following receipt of cleared funds for those amounts.
6.VARIATION OF SHARE CAPITAL
6.1If the ordinary share capital is varied by way of capitalisation or rights issue, sub-division, consolidation or reduction, the Directors may adjust: -
6.1.1the number of Option Shares; and/or
6.1.2the Exercise Price
6.2so as to ensure that the value of this Option is not increased or decreased solely in consequence of such variation or other event. The Directors shall notify the Optionholder of any adjustment made pursuant to this Clause.
7.AMENDMENT
The parties to this Share Option Contract may at any time, and by the execution of a deed, alter or add to any of the provisions of this Share Option Contract in any respect.
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8.TERMINATION OF ADVISORY CONTRACT
8.1If the Optionholder ceases to provide consultancy or advisory services to the Group then the Option may, subject to clause 8.2 below, be exercised within 90 days of cessation (12 months in the case of death or disability), but shall lapse of the expiry of such period if not exercised.
8.2Notwithstanding clause 8.1, the Option shall lapse forthwith if the Board acting reasonably determines that the Optionholder has committed a serious breach of the terms of the Advisory Contract.
9.LAPSE OF THIS OPTION
This Option shall immediately lapse and cease to be exercisable on the earliest of the following events:-
9.1on the expiry of ten years after the Date of Grant;
9.2if it is transferred or assigned, mortgaged, charged or otherwise disposed of by the Optionholder;
9.3if the Optionholder is adjudged bankrupt or an interim order is made because he intends to propose a voluntary arrangement to his creditors under the Insolvency Act 1986;
9.4if the Optionholder makes or proposes a voluntary arrangement under the Insolvency Act 1986, or any other scheme, or arrangement in relation to his debts, with his creditors or any section of them;
9.5if the Optionholder is otherwise deprived of the legal or beneficial ownership of the Option by operation of law or doing or omitting to do anything which causes him to be so deprived;
9.6at the end of any of the periods within which an Option may be exercised as mentioned in Clause 5;
9.7where so provided by Clause 8; or
9.8twelve months after the Optionholder’s death.
10.MANNER OF EXERCISE OF OPTIONS
10.1This Option shall be exercised only by the Optionholder (or his Personal Representatives) serving a written notice upon the Company which:-
10.1.1specifies that the Option is being exercised; and
10.1.2is accompanied by payment (in a form acceptable to the Board) of an amount equal to the product of the number of Option Shares specified in the notice and the Exercise
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Price, and provided that such payment may be made by way of a broker-assisted Option exercise programme if such a programme is made available by the Company at the time of the exercise of the Option and is otherwise in such form as the Directors may notify in writing to the Optionholder.
10.2Subject to Clause 11, within 7 days beginning with the date on which the Company receives a notice of exercise which complies with Clause 10.1, the Company shall issue to the Optionholder the number of Option Shares over which the exercise is effective.
10.3The issue of any Shares pursuant to the exercise of this Option shall be subject to the Articles of Association of the Company and shall rank equally in all respects with Shares of the same class as the Option Shares for the time being in issue save as regards any rights attaching to such Shares by reference to a record date prior to the date of allotment.
11.OPTIONHOLDER’S TAX INDEMNITY
11.1The Optionholder shall indemnify the Company against any liability of any person to account for any Option Tax Liability.
11.2The Company shall not be obliged to allot and issue any Shares pursuant to this Share Option Contract unless and until the Optionholder has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify it in full against any Option Tax Liability.
12.SERVICE OF DOCUMENTS
12.1Except as otherwise provided in this Share Option Contract, any notice or document to be given by, or on behalf of, the Company to the Optionholder or his relevant personal representatives in accordance or in connection with it shall be duly served by delivering it to him at his place of work or by sending to him an e-mail communication and if so sent it shall be deemed to have been duly given at the time of an e-mail communication.
12.2Any notice in writing or document to be submitted or given by an Optionholder to the Directors or the Company in accordance or in connection with this Share Option Contract may be delivered, sent by post or e-mail communication but shall not in any event be duly given unless is actually received by the Company or such other individual as may from time to time be nominated by the Company and whose name and address is notified to Optionholders or at its registered office for the time being or such other address as has been notified by the Company to the Optionholder and if given by e-mail communication, it includes a digitally encrypted signature of the Optionholder.
13.Data Handling Consent
13.1In order to grant and administer the Option, the Company will require Personal Data from the Optionholder. This Personal Data may be transferred to any of the following to give effect to and maintain and administer the Option for the duration of its term:
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(a)the Company’s registrars; and
(b)administrators of, or advisers in respect of, the Company’s share incentive arrangements.
13.2In the event that a prospective buyer of the Company or any company in the Group or business unit which employs the Optionholder, or the prospective buyer’s professional advisors, wishes to conduct due diligence into the Company’s employees’ share option schemes, the Company may make Personal Data available, provided that those persons irrevocably agree to use the Optionholder’s Personal Data only in connection with the proposed transaction and in accordance with the data protection principles set out in the GDPR.
13.3In the event that it becomes necessary for the grant or administration of the Option, that Personal Data is transferred outside the European Economic Area, to a country that has not been designated by the European Commission as providing an adequate level of protection for Personal Data, the Company shall adopt such lawful transfer mechanisms as are required to protect that Personal Data in accordance with the requirements of the GDPR.
13.4In accordance with the GDPR, the Optionholder shall be entitled to require the amendment of any Personal Data that is incorrect and to the deletion of Personal Data on expiry of the Option subject to such legislation as may require its retention thereafter.
14.THIRD PARTY RIGHTS
14.1Any person not party to this Share Option Contract has no rights under or in connection with it as a result of the Contracts (Rights of Third Parties) Act 1999, except where such rights arise for any employer or former employer of the Optionholder.
14.2The rights of the Company and Optionholder to surrender or terminate this Share Option Contract, or agree any variation, waiver or settlement of it, are not subject to the consent of any other person as a result of the Contracts (Rights of Third Parties) Act 1999.
14.3The exclusion of third party rights under this Clause will not affect any rights or remedy of a third party that exists, or is avoidable, apart from the Contracts (Rights of Third Parties) Act 1999.
15.COUNTERPARTS
This Share Option Contract may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute the same agreement.
16.GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS
This Share Option Contract shall be governed by, and construed in accordance with the laws of England and Wales and each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning this Share Option Contract and any matter arising from it.
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EXECUTED AS A DEED by the parties on the date which first appears in this Share Option Contract.
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Signed as a Deed (but not delivered until )
dated) for and on behalf of Compass )
Pathways PLC by……………………)
acting as a Director in the presence of a )
witness who attests the Director’s signature:)

W	Signature

I

T	Name

N

E	Address

S

S

Signed as a Deed and delivered by
XXX in the presence of: )

W	Signature

I

T	Name

N

E	Address

S

S
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COMPASS PATHWAYS PLC
UNAPPROVED SHARE OPTION PLAN
(In run-off phase – no further grants to be made)
Solicitors Limited
9 Staple Inn London WC1V 7QH.
Tel. 020 3818 9420

COMPASS PATHWAYS PLC
UNAPPROVED COMPANY SHARE OPTION PLAN
RULES
1.DEFINITIONS AND INTERPRETATION
1.1In this Scheme (unless the context requires otherwise), the following words and expressions shall have the following meanings:

Associated Company	means any company which, in relation to the Company, is an associated company as that term is defined in Section 449 of the Corporation Tax Act 2010;

Acting in Concert	has the meaning given to it in The City Code on Takeovers and Mergers published by the Panel on Takeovers and Mergers (as amended and/or superseded from time to time);

Company	means Compass Pathways PLC, a company registered in England and Wales with number12696098 ;

Control	has the meaning given in section 1124 of the Corporation Tax Act 2010;

Date of Grant	means the date on which an Option is stated to have been granted in an option certificate;

Dealing Code	means any rules and regulations adopted by the Company to govern dealings in Shares, interests in Shares, or Options or rights over Shares;

Directors	means the board of directors of the Company or a duly authorised committee of the directors;

Exercise Price	means the price at which each Share subject to an Option may be acquired on the exercise of that Option

ITEPA	means the Income Tax (Earnings and Pensions) Act 2003;

NICs	means National Insurance Contributions;

Option	means a right to acquire Shares granted pursuant to and in accordance with the rules of the Scheme and which has not lapsed or ceased to be exercisable;

Optionholder	means the person who has been granted an Option or, if that person has died, and where the context requires, his Personal Representatives;

Optionholder’s Employer
means such Member of the Group as is or, if the Optionholder has ceased to be employed within the Group, was the Optionholder’s employer or such other Member of the Group or person as, under the PAYE Regulations or, as the case may be the NIC Regulations or any other statutory or regulatory enactment (whether in the United Kingdom or otherwise) is obliged to account for any Option Tax Liability;

Option Tax Liability
means, in relation to an Optionholder, any liability of an Optionholder’s Employer to account to HMRC or other tax authority for any amount of, or representing, income tax or NICs (which shall include secondary employer’s Class 1 contributions) or any other tax charge levy or other sum, whether under the laws of the United Kingdom or otherwise, which may arise on the grant, exercise or release of an Option or the acquisition of Shares pursuant to an Option granted under this Scheme;

Personal Data
means any personal information which could identify an Optionholder, including details of an Option and for as long as in effect, as set out in article 4 of the General Data Protection Regulation (Regulation 2016/679 of the European Parliament and of the Council on the protection of natural persons with regard to the processing of Personal Data and on the free movement of such data) (the “GDPR”), in respect of the Optionholder;

Rules	means these Rules as from time to time amended;

Share	means a fully paid ordinary share of £0.008 in the Company

Trade Sale
means the purchase of shares in the capital of the Company (in one transaction or as a series of transactions which will) result in the purchaser of those shares and persons Acting in Concert with him together acquiring Control of the Company;

Vesting	shall have the meaning given by clause 3.3, and the terms Vest, Vested and Unvested shall be construed accordingly.
1.2For the purposes of this Scheme:
1.2.1any reference to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted;
1.2.2words denoting the masculine gender shall include the feminine;
1.2.3words denoting the singular shall include the plural and vice versa;
1.2.4references in these Rules to a rule, clause, sub-clause, paragraph or sub-paragraph are, unless otherwise stated, references to a rule, clause, sub-clause, paragraph or sub-paragraph of these Rules and no account should be taken of headings which have been inserted for ease of reference only;
1.2.5references in these Rules to month shall be deemed to be references to a calendar month.
2.LIMITS TO SCHEME
No operative provision, as no further Options are to be granted under the Scheme.
3.PROVISIONS RELATING TO THE GRANT OF OPTIONS
The terms and conditions upon which Options may be granted may include a vesting schedule, in which case the Option shall be treated as Vested to the extent that the relevant vesting date has expired or, as the case may be the relevant condition has been fulfilled.
4.GRANT OF OPTIONS
4.1The grant of an Option under the Scheme shall be evidenced by the issue of an Option certificate.
4.2Except as otherwise specifically provided in these Rules (including, for the avoidance of doubt, Rule 6.1), each Option shall be exercisable only by the person to whom it is granted and may not be transferred, assigned or charged. Any purported transfer, assignment or charge shall entitle the Company to cancel the Option.
5.EXERCISE OF OPTIONS
5.1Exercise of Options
Subject to the provisions of this Rule 5, Options may only be exercised (a) up to the extent Vested; or (b) in accordance with Rules 6, 7, 8 and 9. Options may be exercised by lodging (electronically or otherwise) with the Company Secretary, or such other person as the Directors may specify:
5.1.1the relevant Option certificate;

5.1.2a duly completed notice of exercise in such form as the Directors may from time to time prescribe in respect of such number of Shares as the Optionholder shall specify on the notice of exercise; and
5.1.3payment (by BACs transfer or in such other form (including by way of a broker-assisted Option exercise programme made available by the Company at the time of the exercise)) as is acceptable to the Directors of the aggregate Exercise Price for the Shares acquired in respect of any Option Tax Liability in accordance with Rule 5.4, along with any Option Tax Liability under Rule 5.4.
5.2General restrictions on exercise of Options
Options may not be exercised:
5.2.1following the day prior to the tenth anniversary of the Date of Grant;
5.2.2save as provided in Rule 6, by an Optionholder at any time after he has ceased employment within the Group (within the meaning of Rule 6.3); or
5.2.3where such exercise would be in breach of any Dealing Code.
5.2.4after the expiry of 12 months following an Optionholder’s death.
5.3Lapse of Options
An Option or part thereof which shall not have been exercised by the tenth anniversary of the Date of Grant shall automatically lapse.
5.4Deductions for tax
The Company and/or the relevant Member of the Group that is the employing company of the Optionholder shall deduct sufficient funds to cover the Option Tax Liability from payments made to the Optionholder, but if no such payment is made or if the Option Tax Liability exceeds the amount deducted, the Company shall:
5.4.1require that a payment of such Option Tax Liability be made by the Optionholder as a condition of exercise;
5.4.2retain and sell on the Optionholder's behalf legal title to sufficient Shares allotted on exercise of the Option to raise the necessary funds to meet the Option Tax Liability or in reimbursing the Company or the relevant Member of the Group; and/or
5.4.3otherwise make such other arrangements with the Optionholder in question as the Directors deem appropriate for the reimbursement to the Company or relevant Member of the Group of the Option Tax Liability.
5.5Result of exercise of Options
5.5.1Subject to the obtaining of any relevant consents and to the terms of any such consent, and subject to receipt by the Company of the appropriate payment in full in cleared funds,

within 30 days of receipt by the Company of the notice of exercise, the Directors on behalf of the Company shall allot to the Optionholder or procure the transfer to him of the number of Shares in respect of which the Option has been exercised, less any Shares that have been withheld pursuant to Rules 5.4.2 or 5.4.3.
5.5.2All Shares allotted on exercise of Options shall on issue rank pari passu in all respects with the Company's existing Shares, save that the Shares issued will not rank for any dividends or other distributions declared or recommended the record date for which falls prior to the date when the Option is exercised.
5.6The Company shall at all times keep available sufficient unissued Shares or shall procure that there are available sufficient Shares, to satisfy the exercise of all Options granted under the Scheme, taking account of any other obligations of the Company to issue Shares.
6.CESSATION OF EMPLOYMENT
6.1If an Optionholder dies before exercising an Option or part thereof and at a time when he is entitled to exercise that Option by virtue of Rule 6.2 below and the Option may (and must, if at all) be exercised by his Personal Representatives within the period ending on the earlier of
6.1.1the expiry of 12 months after the date of death; and
6.1.2the tenth anniversary of the Date of Grant.
6.2If an Optionholder ceases employment within the Group
6.2.1by reason of misconduct, any Option held by him shall lapse in full forthwith;
6.2.2by reason of injury, disability, redundancy or retirement, the sale of the Optionholder’s employing company or business being sold out of the Group, or in any other circumstances where the Board so permits, the Option shall lapse as to the balance of the Option Unvested but may be exercised to the extent Vested within 6 months of such cessation. Such portion of Option shall lapse if not exercised on the expiry of such period.
6.2.3in any other circumstances, the Option shall lapse on cessation of employment.
6.3An Optionholder shall not be treated for the purposes of these Rules as ceasing employment within the Group until such time as he is no longer a director or employee of any Member of the Group and an Optionholder who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her right to return to work under the Employment Rights Act 1996 before exercising an Option under the Scheme shall be treated for the purposes of these Rules as not having ceased employment within the Group.
6.4For the purposes of these Rules, where an Optionholder's contract of employment with the Group is terminated for misconduct, the Optionholder's employment shall be deemed to cease on the date on which the termination takes effect, and where the said contract is terminated by notice given by the Optionholder or a Member of the Group (other than in the case of misconduct), the Optionholder's employment shall be deemed to cease on the date on which that notice expires.

6.5For the purposes of this Rule, an Optionholder shall be deemed to have ceased by reason of misconduct where the Company dismisses him without notice or payment in lieu or where he resigns in circumstances where the Company would have been entitled so to dismiss him under his employment contract.
7.CHANGE OF CONTROL IN COMPANY
7.1For the purposes of this Rule 7, a Relevant Event means:
7.1.1a person (Acquiring Company) obtaining Control of the Company as a result of:
(a) making a general offer to acquire the whole of the issued share capital of the Company (except for any capital already held by the Acquiring Company or any person connected with the Acquiring Company) that is made on a condition such that, if it is satisfied, the person making the offer will have Control of the Company; or
(b) making a general offer to acquire all the shares in the Company (except for any shares already held by the Acquiring Company or any person connected with the Acquiring Company); or
7.1.2the court sanctioning a compromise or arrangement under section 899 of the Companies Act 2006 that is applicable to or affects all the ordinary shares in the Company;
7.1.3a person becomes bound or entitled to acquire Shares under sections 979 to 985 of the Companies Act 2006; or
7.1.4a Trade Sale.
7.2Subject to Rule 8, an Option may be exercised in full:
7.2.1within six months of a Relevant Event occurring under Rule 7.1.1, Rule 7.1.2, 7.1.3 or (subject to Rule 8), Rule 7.1.4;
7.2.2at any time after a Relevant Event occurring under Rule 7.1.3 continuing for as long as that person remains so bound or entitled.
The Directors may determine that the Option shall lapse when it ceases to be exercisable under this Rule 7.2.
7.3If the shareholders of the Company receive notice of a resolution for the voluntary winding up of the Company, any Optionholder may exercise an Option at any time in the period before that resolution is passed, conditionally upon the passing of that resolution, and if the Optionholder does not exercise the Option, it shall lapse when the winding up begins.
7.4The Directors shall notify Optionholders of any event that is relevant to Options under this Rule 7 within a reasonable period after the Board becomes aware of it.
8.TRADE SALE

The Directors may notify the Optionholders prior to the date upon which, in the reasonable opinion of the Directors, a Trade Sale is likely to occur, of that fact and that Options may, conditional upon the fulfilment or satisfactory waiver of any conditions of such Trade Sale, be exercised in full prior to such Trade Sale taking place (Prior Notice), and subject to the Shares acquired being assented to the terms of such Trade Sale. The Directors may in their discretion include in such Prior Notice a requirement that an Optionholder shall either give notice of exercise in accordance with this Clause or else suffer automatic lapse of the relevant Option on the completion of the Trade Sale.
9.WINDING-UP OF THE COMPANY
If, at any time while any Option remains unexercised, notice is duly given of a general meeting of the Company at which a resolution will be proposed for the liquidation of the Company, and every Option shall be exercisable to the extent Vested (or, at the discretion of the Board, to a greater extent or in full) in whole or in part (provided that such Option has not by the time of such resolution lapsed) until the commencement of such winding-up within the meaning of the local equivalent of the Insolvency Act 1986. The Company shall give to each Optionholder notice of any meeting called for the purpose of considering a resolution for the voluntary liquidation of the Company and shall at the same time give him notice of his rights under this Rule. Subject to the foregoing, all Options shall lapse on the commencement of the winding-up of the Company.
10.VARIATION OF CAPITAL
10.1Subject to this Rule 10, in the event of any variation of the ordinary share capital of the Company (whenever effected) by way of bonus issue, rights issue, or sub-division, consolidation or reduction, the Directors may make such adjustments as it considers appropriate under Rule 10.2 below.
10.2An adjustment made under this Rule shall be to one or more of the following:
10.2.1the number of Shares in respect of which any Option granted under the Scheme may be exercised; and
10.2.2the price at which Shares may be acquired by the exercise of any such Option.
10.3As soon as reasonably practicable after making any adjustment under Rule 10.2 above, the Directors shall give notice in writing thereof to each Optionholder.
11.ALTERATIONS TO SCHEME
The Directors may by resolution at any time and from time to time make such alteration to the Scheme as is necessary to comply with or to take account of any applicable legislation or statutory regulations or any change therein or to obtain or maintain favourable taxation treatment for the Company or the Optionholders.
12.MISCELLANEOUS
12.1This Scheme shall not form part of the contract of employment of any individual who participates in it. The rights and obligations of any individual under the terms of his office or employment with any Company participating in the Scheme shall not be affected by his participation in the

Scheme or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option under the Scheme as a result of such termination. No such participation, rights or benefits shall be taken into account for the purposes of calculating the amount of benefits payable to any pension fund.
12.2The Scheme shall in all respects be administered by the Directors who may from time to time make and vary such rules and regulations for its conduct not inconsistent with these Rules and may from time to time establish such procedures for administration and implementation of the Scheme as they think fit, and in the event of any dispute or disagreement as to the interpretation of the Scheme, or of any rule, regulation or procedure, or as to any question or right arising from or related to the Scheme, the decision of the Directors shall be final and binding upon all persons.
12.3The costs of introducing and administering the Scheme shall be borne by the Company.
12.4The Company shall maintain all necessary books of account and records relating to the Scheme.
12.5Subject to the Articles of Association of the Company, an Optionholder who is a director of the Company may, notwithstanding his interest, vote on any board resolution concerning the Scheme (other than in respect of his own participation therein) and may retain any benefits under the Scheme.
13.SERVICE OF DOCUMENTS
Any notice or other communication under or in connection with the Scheme may be given
13.1by personal delivery or by sending the same by post, in the case of a company to its registered office and in the case of an individual to his last known address, or, where he is a director or employee of a company participating in the Scheme, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by first-class post, it shall be deemed to have been received one week after it was put into the post properly addressed and stamped; or
13.2by electronic communication in the customary manner for the Company’s communications with options and warrant holders.
14.DATA HANDLING CONSENT
14.1In order to grant and administer the Option, the Company will require Personal Data from the Optionholder. This Personal Data may be transferred to any of the following to give effect to and maintain and administer the Option for the duration of its term:
(a)a trustee of an employee benefit trust;
(b)the Company’s registrars; and
(c)administrators of, or advisers in respect of, the Company’s share incentive arrangements.
14.1In the event that a prospective buyer of the Company or any company in the Group or business unit which employs the Optionholder, or the prospective buyer’s professional advisors, wishes to conduct due diligence into the Company’s employees’ share option schemes, the Company may make Personal Data available, provided that those persons irrevocably agree to use the Optionholder’s Personal Data only in connection with the proposed transaction and in accordance with the data protection principles set out in the GDPR.
14.2In the event that it becomes necessary for the grant or administration of the Option, that Personal Data is transferred outside the European Economic Area, to a country that has not been designated by the European Commission as providing an adequate level of protection for Personal Data, the Company shall adopt such lawful transfer mechanisms as are required to protect that Personal Data in accordance with the requirements of the GDPR.
14.3In accordance with the GDPR, the Optionholder shall be entitled to require the amendment of any Personal Data that is incorrect and to the deletion of Personal Data on expiry of the Option subject to such legislation as may require its retention thereafter.
15.GOVERNING LAW
The Rules and the Scheme shall in all respects be governed by the laws of England and Wales.

Dated:	2020

(1)COMPASS RX LIMITED

(2)FIRST LAST

EMI SHARE OPTION CONTRACT

Postlethwaite Solicitors Limited
9 Staple Inn London WC1V 7QH
Tel. 020 3818 9420

THIS SHARE OPTION CONTRACT is made the day of                                    2020
BETWEEN:
(1)COMPASS RX LIMITED (company number: 12696098)) whose registered office is at 3rd Floor 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT (the “Company”); and
(2)Name of address (the “Optionholder”).
1.INTERPRETATION
1.1In this Share Option Contract:-

“Acquiring Company”	means a company or person which has acquired Control of the Company

“Articles”	means the articles of association of the Company for the time being in force

“Asset Sale”	means a sale at market value of all material assets of the Group including non-activated assets or assets that cannot be activated (whether in one transaction or a series of transactions)

“Bad Leaver”	means the Optionholder, if he or she ceases to hold employment within the Group other than as a Good Leaver

“Control”	has the meaning given in section 1124 of the Corporation Tax Act 2010

“Date of Grant”	means the date of this Share Option Contract

“Directors” or “Board”	means the board of directors of the Company or a duly authorised committee thereof

“Enterprise Management Incentive or “EMI”	means an Option which is subject to the taxation treatment provided for in Chapter 9 of Part 7 of ITEPA

“Exercise Price”	means £0.000008613 per Share

“Fair Value”
In respect of Shares shall mean:

(a)if the most recent financing round of the Company has been completed in the 6 months preceding the date when the Optionholder ceases employment, the Fair Value of Shares shall be the pro rata value of such Shares as a proportion of the Company based on a post money valuation of the Company (for 100% of the Company’s share capital); or

(b)if the most recent financing round of the Company has been completed more than 6 months before the date when the Optionholder ceased employment, the Fair Value of a Share shall be the higher of:
1.the fair market value of the Company, as determined by the Board; or
2.the Fair Value calculated in accordance with (a), above

“Good Leaver”
means the Optionholder if he or she ceases employment with the Group by reason of (a) death, (b) permanent incapacity through ill-health or disability, (c) retirement (demonstrated to the satisfaction of the Board), or (d) in any other circumstances, where the Board resolves at its discretion that the Optionholder shall be treated as a Good Leaver

“Group”	means the Company and any Subsidiaries

“HMRC”	means HM Revenue & Customs

ITEPA	means the Income Tax (Earnings and Pensions) Act 2003

“Listing”
the admission to trading on the Official List of the by the London Stock Exchange or the AIM Market as operated by the London Stock Exchange or on any recognised investment exchange (as that term is defined in section 285 of the Financial Services and Markets Act 2000), of a class of share of the Company, any subsidiary, or any company that Controls the Company

“Market Value”	shall be as defined in Section 272 of the Taxation of Chargeable Gains Act 1992

“NICs”	means National Insurance Contributions

“Option”	means the right to acquire Shares granted pursuant to and in accordance with the rules of this Share Option Contract and which has not lapsed nor ceased to be exercisable

“Option Gain”	means a gain realised upon the exercise, assignment or release of the Option, being a gain that is treated as remuneration derived from the Optionholder’s employment by virtue of Section 4(4)(a) of the Social Security Contributions and Benefits Act 1992

“Option Shares”	means the Shares over which the Option subsists

“Option Tax Liability”	means, in relation to an Optionholder, any liability of the Company to account to HMRC or other tax authority for any amount of, or representing, income tax or employees’ or employer’s NICs or any other tax charge levy or other sum, whether under the laws of the United Kingdom or otherwise, which may arise on any Option Gain.

“Original Option”	The option granted to the Optionholder on date over shares in Compass Pathfinder Holdings Limited, and in relation to which the Option is a Replacement Option

“Personal Data”
has the meaning set out in article 4 of the General Data Protection Regulation (Regulation 2016/679 of the European Parliament and of the Council on the protection of natural persons with regard to the processing of Personal Data and on the free movement of such data) (the “GDPR”) in respect of the Optionholder

“Replacement Option”	Has the meaning given by paragraph 41(1) of Schedule 5.

“Sale"	means a sale (by one or more related transactions) to any person of 50% or more of the ordinary shares in the Company.

“Share"	means an ordinary share of £1 in the capital of the Company

“Shareholder Agreement”	means any shareholder agreement governing the affairs and is for the time being in force

“Share Option Contract”	means this agreement

“Subsidiary”	means any company which is for the time being under the Control of the Company.
1.2For the purposes of this Share Option Contract:-
1.2.1references to Option Shares in respect of which an Option subsists at any time are to be read and construed as references to the Shares over which the Option is then held and in respect of which it has not previously been exercised and has not lapsed and ceased to be exercisable;
1.2.2any reference to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted;
1.2.3words denoting masculine gender shall include the feminine;
1.2.4words denoting the singular shall include the plural and vice versa;
1.2.5references to clauses, appendices and schedules are to the clauses, appendices and schedules of this Share Option Contract and no account should be taken of the clause headings which have been inserted for ease of reference only; and
1.2.6persons shall be taken to be connected with one another if they are so connected as mentioned in Section 993 of the Income Tax Act 2007.
1.3If any question, dispute or disagreement arises as to the interpretation of this Share Option Contract, the decision of the Directors shall be final and binding upon all persons. In any case, in this Share Option Contract, where the Directors have a discretion, their exercise of that discretion shall be final and binding upon all persons.
1.4Should this Share Option Contract contain any provision which is in conflict with the requirements of Schedule 5 to ITEPA, that provision will be adjusted and, if necessary, removed to remove the conflict.
1.5It is intended that a series of grants in identical or similar form to this Share Option Contract shall constitute an employees’ share scheme for company law purposes.

1.6The Option is granted as a Replacement Option in consideration for the surrender of the Original Option.
2.GRANT OF OPTION AND STATUS AS AN EMI OPTION
2.1The Company HEREBY GRANTS to the Optionholder the right, exercisable only subject to and in accordance with the following terms and conditions of this Share Option Contract, to acquire a maximum of X,XXX Shares at the Exercise Price.
2.2This Option has been granted under the provisions of Schedule 5 (“Schedule 5”) to the Income Tax (Earnings and Pensions Act) 2003 (“ITEPA”) which relate to Enterprise Management Incentives. To the extent that the Market Value of Option Shares under this Option and any other Option granted to the Optionholder (in each case measured at the date of grant of the Original Option) does not exceed £250,000, it is intended to be an “Enterprise Management Incentive” as mentioned in Chapter 9 of Part 7 of ITEPA. The Optionholder confirms that he fulfils the working time requirements of paragraph 26 of Schedule 5.
2.3The Optionholder’s employing company shall complete and submit to HMRC within 92 days of the Date of Grant a notice as required by paragraph 44 of Schedule 5.
2.4The Shares which may be acquired upon the exercise of this Option are not forfeitable and are subject to the restrictions set out in the Articles, which are attached to and summarised in the Schedule. In addition, clauses 4 and 8 permit the Board to require as a condition of exercise that the Optionholder agree to enter into leaver arrangements in respect of the Option Shares, and clause 5 permits the Board to require that Option Shares be assented to the terms of any Sale.
2.5Nothing in this Share Option Contract shall be taken to impose any restriction or limitation upon the exercise by the members of the Company of their rights to make any alteration to the Articles of Association or the share capital of the Company.
3.RELATIONSHIP WITH CONTRACT OF EMPLOYMENT
3.1The grant of this Option does not form part of the Optionholder’s entitlement to remuneration or benefits pursuant to his contract of employment.
3.2The rights and obligations of the Optionholder under the terms of his contract of employment with the Company shall not be affected by the grant of this Option.
3.3The Optionholder shall not be entitled to any compensation or damages for any loss or potential loss which the Optionholder may suffer due to being unable to exercise this Option in consequence of the loss or termination of his office or employment with the Company.
3.4During his lifetime, only the Optionholder may exercise the Option. The Option may not be transferred, assigned, charged, mortgaged or otherwise dealt in by the Optionholder. In the event of any breach of this Clause 3.4, the Option shall lapse forthwith.

4.VESTING AND EXERCISE OF OPTION
The Option shall vest and be treated as “Vested” in accordance with the following table, and may be exercised:
4.1at any time, to the extent Vested, provided that the Board may require as a condition of any exercise that the Optionholder shall enter into arrangements satisfactory to the Board to ensure that if the Optionholder ceases employment with the Group the Option Shares acquired shall be offered to the Company or such other person or persons (which shall include the trustees of an employee trust) as the Board nominates, the price payable being the Fair Value of the relevant Option Shares;
4.2on or following a Sale, Listing or an Asset Sale, or in accordance with Clause 5; or
4.3where expressly permitted by Clause 8.

Date	Percentage of Options Shares treated as Vested*
Date of Grant	________%**
_____________ 2020	________%
on the expiry of each subsequent calendar month until the Option is Vested in full	A further ________% (to a maximum of 100%)
* Rounded down to the nearest whole number of shares, if applicable ** Based on Optionholder start date of _____________
5.EXIT
5.1If the Directors believe that a Sale is imminent, they shall confirm the terms of the Sale and shall invoke the provisions set out below.
Exercise prior to a Sale
5.2The Directors shall notify the Optionholder prior to the date upon which, in the reasonable opinion of the Directors, a Sale is likely to occur, of that fact and that the Option may be exercised in full immediately prior to such Sale taking place (“Prior Notice”). The Board may in its discretion include in such Prior Notice a requirement that the Optionholder either give notice of exercise in accordance with this Clause or else suffer automatic lapse of the Option in accordance with Clause 9.6.

If such Sale does not take place within 30 days after the giving of Prior Notice any such exercise shall be deemed for all purposes never to have occurred and the Directors will return or procure the return to the Optionholder of any Exercise Price and any payment in respect of Option Tax Liability paid to it.
Exercise after a Sale
5.3In the event of a Sale being completed in circumstances where no Prior Notice was given to the Optionholder his Option may be exercised in full (or, if the Board at its discretion so determines, to a greater extent) within the period beginning with the date of completion of the Sale and ending at the end of a period specified by the Directors (of no less than 28 days) and shall lapse and cease to be exercisable at the end of that period.
Other provisions relating to exercise in the event of a Sale
5.4The provisions of Clauses 5.2 and 5.3 shall not apply to the extent that the Option is exchanged by the Optionholder for an option of equivalent value (as determined by the Board) over shares in an Acquiring Company.
5.5The service of a notice of exercise in accordance with Clause 5.2 or 5.3 shall irrevocably constitute the Company the Optionholder’s agent for the sale of all the Option Shares acquired by the Optionholder as a result of the exercise of his Option on or after completion of the Sale on terms which (taking into account the rights of the Option Shares and any warranties or other terms of the Sale) are no less favourable than the terms on which Ordinary Shares are acquired by the Acquiring Company from the other shareholders of the Company.
5.6The Company shall have irrevocable and unconditional authority to sign, complete, execute and deliver in the name of and on behalf of the Optionholder (and/or to appoint any person nominated by it to do so) any agreement, stock transfer form and any other documents necessary to transfer such Option Shares to the purchaser (and to give normal warranties, representations and covenants that such Shares are sold with full title guarantee, are free from any encumbrance of any nature and as to the authority of the Optionholder and its agent to sell such Shares) against payment of the purchase money and/or delivery of any other consideration to the Company.
5.7The Optionholder agrees that the Company shall be entitled to retain out of the purchase money an amount to the value of the aggregate Exercise Price if not already paid by the Optionholder (which shall be held to the order of the Company) and the amount of any Option Tax Liability which is the subject of the indemnity in Clause 11 (to be held to the order of the Company) and the Company may retain possession of any other purchase consideration until these amounts have been settled in full.
5.8The Company may receive the purchase money and any other purchase consideration on behalf of the Optionholder and give a valid discharge to the purchaser for it. The Company will pay the purchase money received by it in respect of the sale of the Optionholder’s Shares to the Optionholder less any amounts referred to under Clause 5.7 and shall deliver to the Optionholder any other purchase consideration as soon as reasonably practicable following receipt of cleared funds for those amounts.

Asset Sale
5.9In the event of an Asset Sale (or any other exceptional circumstances affecting the Company as determined by the Directors in their absolute discretion) the Option may be exercised in full within such period, being no less than 28 days and no more than 6 months, as is specified by the Board, and shall lapse and cease to be exercisable if not exercised at the end of that period.
Listing
5.10In the event of a Listing the Option may be exercised in full subject to the Optionholder complying with such rules as the Company adopts in relation to dealings in shares and options by employees of the Company.
6.VARIATION OF SHARE CAPITAL
6.1If the ordinary share capital is varied by way of capitalisation or rights issue, sub-division, consolidation or reduction, the Directors may adjust: -
6.1.1the number of Option Shares; and/or
6.1.2the Exercise Price
so as to ensure that the value of this Option is not increased or decreased solely in consequence of such variation or other event PROVIDED THAT:-
(a)no such adjustment need be made if the variation or other event has, in the opinion of the Directors, no significant effect on the value of the Option;
(b)the Exercise Price shall not be reduced below the nominal value of a Share;
(c)the number of Option Shares as so adjusted is rounded down to the nearest whole number; and
(d)following the adjustment the Option Shares continue to satisfy the conditions specified in Paragraph 35 of Schedule 5 to ITEPA.
6.2The Directors shall notify the Optionholder of any adjustment made pursuant to this Clause.
7AMENDMENT
The parties to this Share Option Contract may at any time, and by the execution of a deed, alter or add to any of the provisions of this Share Option Contract in any respect.
8LEAVING EMPLOYMENT
8.1If the Optionholder ceases to hold employment within the Group as a Good Leaver, then the Option shall continue to Vest in accordance with clause 4 and may (subject to clause 8.3 below) be exercised to the extent Vested, provided that the Board may at its discretion impose as a condition of any exercise following the service of notice to terminate employment that the Optionholder shall enter into arrangements satisfactory to the Board to ensure that the Option Shares acquired are offered to the Company or such other person or persons (which shall include the trustees of an employee trust) as the Board nominates, the price payable being the Fair Value of the relevant Option Shares.
8.2If the Optionholder ceases to hold employment within the Group as a Bad Leaver, then the Option shall lapse to the extent not Vested at the date of cessation. To the extent the Option is Vested at the date of cessation it may (subject to clause 8.3) be exercised within 90 days of cessation provided that the Board may at its discretion impose as a condition of exercise that the Optionholder shall enter into arrangements satisfactory to the Board to ensure that the Option Shares acquired are offered to the Company or such other person or persons (which shall include the trustees of an employee trust) as the Board nominates, the price payable being the Fair Value of the relevant Option Shares. The Option shall lapse to the extent not exercised on the expiry of the 90 day period.
8.3Notwithstanding clauses 8.2 and 8.3, the Option shall lapse forthwith if the Board acting reasonably determines that the Optionholder has committed misconduct or before or after the cessation commits a material breach of any of the provisions of his employment contract or any settlement agreement entered into with any Member of the Group.
9.LAPSE OF THIS OPTION
This Option shall immediately lapse and cease to be exercisable on the earliest of the following events:-
9.1on the expiry of ten years after the Date of Grant;
9.2if it is transferred or assigned, mortgaged, charged or otherwise disposed of by the Optionholder;
9.3if the Optionholder is adjudged bankrupt or an interim order is made because he intends to propose a voluntary arrangement to his creditors under the Insolvency Act 1986;
9.4if the Optionholder makes or proposes a voluntary arrangement under the Insolvency Act 1986, or any other scheme, or arrangement in relation to his debts, with his creditors or any section of them;
9.5if the Optionholder is otherwise deprived of the legal or beneficial ownership of the Option by operation of law or doing or omitting to do anything which causes him to be so deprived;
9.6at the end of any of the periods within which an Option may be exercised as mentioned in Clause 5;
9.7where so provided by Clause 8; or
9.8twelve months after the Optionholder’s death.

10.MANNER OF EXERCISE OF OPTIONS
10.1This Option shall be exercised only by the Optionholder (or his Personal Representatives) serving a written notice upon the Company which:-
10.1.1specifies that the Option is being exercised; and
10.1.2is accompanied by (a) payment (in a form acceptable to the Board) of an amount equal to the product of the number of Option Shares specified in the notice and the Exercise Price, (b) unless the Board otherwise determines, 1) a duly completed election made under section 431(1) of ITEPA in respect of the Option Shares acquired, and (2) a deed of adherence to the Shareholder Agreement.
and is otherwise in such form as the Directors may notify in writing to the Optionholder.
10.2Subject to Clause 11, within 7 days beginning with the date on which the Company receives a notice of exercise which complies with Clause 10.1, the Company shall issue to or procure the transfer to the Optionholder of the number of Option Shares over which the exercise is effective.
10.3The issue of any Shares pursuant to the exercise of this Option shall be subject to the Articles of Association of the Company and shall rank equally in all respects with Shares of the same class as the Option Shares for the time being in issue save as regards any rights attaching to such Shares by reference to a record date prior to the date of allotment.
11.OPTIONHOLDER’S TAX INDEMNITY
11.1The Optionholder shall indemnify the Company against any liability of any person to account for any Option Tax Liability.
11.2The Company shall not be obliged to allot and issue any Shares pursuant to this Share Option Contract unless and until the Optionholder has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify it in full against any Option Tax Liability.
11.3The Company shall have the right not to allot and issue or procure the transfer to or to the order of the Optionholder the aggregate number of Shares to which the Optionholder would otherwise be entitled but to retain out of such aggregate number of Shares such number of Shares as, in the opinion of the Company, will enable the Company to sell as agent for the Optionholder (at the best price which can reasonably expect to be obtained at the time of sale) and to pay over to the Company sufficient monies out of the net proceeds of sale, after deduction of all fees, commissions and expenses incurred in relation to such sale, to satisfy the Optionholder’s liability under such indemnity.
12.12SERVICE OF DOCUMENTS
12.1Except as otherwise provided in this Share Option Contract, any notice or document to be given by, or on behalf of, the Company to the Optionholder or his relevant personal representatives in accordance or in connection with it shall be duly served by delivering it to him at his place of work or by sending to him an e-mail communication and if so sent it shall be deemed to have been duly given at the time of an e-mail communication.
12.2Any notice in writing or document to be submitted or given by an Optionholder to the Directors or the Company in accordance or in connection with this Share Option Contract may be delivered, sent by post or e-mail communication but shall not in any event be duly given unless is actually received by the Company or such other individual as may from time to time be nominated by the Company and whose name and address is notified to Optionholders or at its registered office for the time being or such other address as has been notified by the Company to the Optionholder and if given by e-mail communication, it includes a digitally encrypted signature of the Optionholder.
12.3Data Handling Consent
13.1In order to grant and administer the Option, the Company will require Personal Data from the Optionholder. This Personal Data may be transferred to any of the following to give effect to and maintain and administer the Option for the duration of its term:
(a)    a trustee of an employee benefit trust;
(b)    the Company’s registrars; and
(c)    administrators of, or advisers in respect of, the Company’s share incentive arrangements.
13.2In the event that a prospective buyer of the Company or any company in the Group or business unit which employs the Optionholder, or the prospective buyer’s professional advisors, wishes to conduct due diligence into the Company’s employees’ share option schemes, the Company may make Personal Data available, provided that those persons irrevocably agree to use the Optionholder’s Personal Data only in connection with the proposed transaction and in accordance with the data protection principles set out in the GDPR.
13.3In the event that it becomes necessary for the grant or administration of the Option, that Personal Data is transferred outside the European Economic Area, to a country that has not been designated by the European Commission as providing an adequate level of protection for Personal Data, the Company shall adopt such lawful transfer mechanisms as are required to protect that Personal Data in accordance with the requirements of the GDPR.
13.4In accordance with the GDPR, the Optionholder shall be entitled to require the amendment of any Personal Data that is incorrect and to the deletion of Personal Data on expiry of the Option subject to such legislation as may require its retention thereafter.
14.THIRD PARTY RIGHTS
14.1Any person not party to this Share Option Contract has no rights under or in connection with it as a result of the Contracts (Rights of Third Parties) Act 1999, except where such rights arise for any employer or former employer of the Optionholder.

14.2The rights of the Company and Optionholder to surrender or terminate this Share Option Contract, or agree any variation, waiver or settlement of it, are not subject to the consent of any other person as a result of the Contracts (Rights of Third Parties) Act 1999.
14.3The exclusion of third party rights under this Clause will not affect any rights or remedy of a third party that exists, or is avoidable, apart from the Contracts (Rights of Third Parties) Act 1999.
15.COUNTERPARTS
This Share Option Contract may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute the same agreement.
16.GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS
This Share Option Contract shall be governed by, and construed in accordance with the laws of England and Wales and each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning this Share Option Contract and any matter arising from it.
EXECUTED by the parties on the date which first appears in this Share Option Contract.

SCHEDULE
Restrictions on the Option Shares
In the Articles of Association (attached)
Article 21: shares may be transferred only (a) to Permitted Transferees (broadly, to a spouse or civil partner or close relative) (b) following an Approved Listing (as defined in the Shareholder Agreement) (c) with the express of all other shareholders; or (d) to another Shareholder ; or e) in accordance with Articles 21-23
Article 21 further sets out the pre-emption provisions applying where a shareholder wishes to transfer shares and the procedure for the remaining shareholders to buy such shares..
Article 23 provides that holders of 75 percent or more of the shares in the Company sell their shares, they can require all other holders to sell their shares on the same terms (or, if higher, any higher price paid by the purchaser for shares in the previous 12 months).

Executed for and on behalf of Compass RX Limited

Signed:
Name:	George Goldsmith
Title:	Director

Executed by [Name]

Signed:

Dated:	2020

(1)COMPASS PATHWAYS PLC

(2)FIRST LAST

SHARE OPTION CONTRACT

Postlethwaite Solicitors Limited
9 Staple Inn London WC1V 7QH
Tel. 020 3818 9420

THIS SHARE OPTION CONTRACT is made the day of                                           2020
BETWEEN:
(1)COMPASS PATHWAYS PLC (company number: 12696098) whose registered office is at 3rd Floor 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT(the “Company”); and
(2)First Last of ADDRESS (the “Optionholder”).
1.INTERPRETATION
1.1In this Share Option Contract:

“Acquiring Company”	means a company or person which has acquired Control of the Company

“Articles”	means the articles of association of the Company for the time being in force

“Control”	has the meaning given in section 1124 of the Corporation Tax Act 2010

“Date of Grant”	means the date of this Share Option Contract

“Directors” or “Board”	means the board of directors of the Company or a duly authorised committee thereof

“Exercise Price”	means £XXX per Share

“Group”	means the Company and any Subsidiaries

“HMRC”	means HM Revenue & Customs

ITEPA	means the Income Tax (Earnings and Pensions) Act 2003

“NICs”	means National Insurance Contributions

“Option”	means the right to acquire Shares granted pursuant to and in accordance with the rules of this Share Option Contract and which has not lapsed nor ceased to be exercisable

2

“Option Gain”	means a gain realised upon the exercise, assignment or release of the Option, being a gain that is treated as remuneration derived from the Optionholder’s employment by virtue of Section 4(4)(a) of the Social Security Contributions and Benefits Act 1992

“Option Shares”	means the Shares over which the Option subsists

“Option Tax Liability”	means, in relation to an Optionholder, any liability of the Company to account to HMRC or other tax authority for any amount of, or representing, income tax or employees’ or employer’s NICs or any other tax charge levy or other sum, whether under the laws of the United Kingdom or otherwise, which may arise on any Option Gain.

“Original Option”	The option(s) granted to the Optionholder over a total of XXX ordinary shares in Compass Pathfinder Holdings Limited

“Personal Data”
has the meaning set out in article 4 of the General Data Protection Regulation (Regulation 2016/679 of the European Parliament and of the Council on the protection of natural persons with regard to the processing of Personal Data and on the free movement of such data) (the “GDPR”) in respect of the Optionholder

“Sale"	means a purchase by one or more related transactions by any person or persons acting in concert (within the meaning of the UK City Code on takeovers and Mergers) of fifty percent (50%) or more of the ordinary shares in the Company.

“Share"	means an ordinary share of £0.008 in the capital of the Company

“Share Option Contract”	means this agreement

“Subsidiary”	means any company which is for the time being under the Control of the Company.
3

1.2For the purposes of this Share Option Contract:-
1.2.1references to Option Shares in respect of which an Option subsists at any time are to be read and construed as references to the Shares over which the Option is then held and in respect of which it has not previously been exercised and has not lapsed and ceased to be exercisable;
1.2.2any reference to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted;
1.2.3words denoting masculine gender shall include the feminine;
1.2.4words denoting the singular shall include the plural and vice versa;
1.2.5references to clauses, appendices and schedules are to the clauses, appendices and schedules of this Share Option Contract and no account should be taken of the clause headings which have been inserted for ease of reference only; and
1.2.6persons shall be taken to be connected with one another if they are so connected as mentioned in Section 993 of the Income Tax Act 2007.
1.3If any question, dispute or disagreement arises as to the interpretation of this Share Option Contract, the decision of the Directors shall be final and binding upon all persons. In any case, in this Share Option Contract, where the Directors have a discretion, their exercise of that discretion shall be final and binding upon all persons.
2.SURRENDER OF ORIGINAL OPTION AND, GRANT OF OPTION
2.1The Optionholder hereby surrenders the Old Option and confirms that they have no claim against the Company, any member of the Group, or any employee or official of any such company in respect of the Old option or the shares that were the subject thereof.
2.2In consideration for the surrender of the Original Option by the Optionholder, the Company HEREBY GRANTS to the Optionholder the right, exercisable only subject to and in accordance with the following terms and conditions of this Share Option Contract, to acquire a maximum of X,XXX Shares at the Exercise Price.
3.RELATIONSHIP WITH CONTRACT OF EMPLOYMENT
3.1The grant of this Option does not form part of the Optionholder’s entitlement to remuneration or benefits pursuant to his contract of employment.
3.2The rights and obligations of the Optionholder under the terms of his contract of employment with the Company shall not be affected by the grant of this Option.
3.3The Optionholder shall not be entitled to any compensation or damages for any loss or potential loss which the Optionholder may suffer due to being unable to exercise this
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Option in consequence of the loss or termination of his office or employment with the Company.
3.4During their lifetime, only the Optionholder may exercise the Option. The Option may not be transferred, assigned, charged, mortgaged or otherwise dealt in by the Optionholder. In the event of any breach of this Clause 3.4, the Option shall lapse forthwith.
4.VESTING AND EXERCISE OF OPTION
The Option is fully Vested and may be exercised at any time, subject to the Optionholder complying with the Company’s insider trading policy.
5.EXIT
5.1If the Directors believe that a Sale is imminent, they shall confirm the terms of the Sale and shall invoke the provisions set out below.
Exercise prior to a Sale
5.2The Directors shall notify the Optionholder prior to the date upon which, in the reasonable opinion of the Directors, a Sale is likely to occur, of that fact (“Prior Notice”). The Board may in its discretion include in such Prior Notice a requirement that the Optionholder either give notice of exercise in accordance with this Clause or else suffer automatic lapse of the Option in accordance with Clause 9.6.
If such Sale does not take place within 30 days after the giving of Prior Notice any such exercise shall be deemed for all purposes never to have occurred and the Directors will return or procure the return to the Optionholder of any Exercise Price and any payment in respect of Option Tax Liability paid to it.
Exercise after a Sale
5.3In the event of a Sale being completed in circumstances where no Prior Notice was given to the Optionholder his Option shall lapse and cease to be exercisable 28 days after the completion of the Sale.
Other provisions relating to exercise in the event of a Sale
5.4The provisions of Clauses 5.2 and 5.3 shall not apply to the extent that the Option is exchanged by the Optionholder for an option of equivalent value (as determined by the Board) over shares in an Acquiring Company.
5.5The service of a notice of exercise in accordance with Clause 5.2 or 5.3 shall irrevocably constitute the Company the Optionholder’s agent for the sale of all the Option Shares acquired by the Optionholder as a result of the exercise of his Option on or after completion of the Sale on terms which (taking into account the rights of the Option
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Shares and any warranties or other terms of the Sale) are no less favourable than the terms on which Ordinary Shares are acquired by the Acquiring Company from the other shareholders of the Company.
5.6The Company shall have irrevocable and unconditional authority to sign, complete, execute and deliver in the name of and on behalf of the Optionholder (and/or to appoint any person nominated by it to do so) any agreement, stock transfer form and any other documents necessary to transfer such Option Shares to the purchaser (and to give normal warranties, representations and covenants that such Shares are sold with full title guarantee, are free from any encumbrance of any nature and as to the authority of the Optionholder and its agent to sell such Shares) against payment of the purchase money and/or delivery of any other consideration to the Company.
5.7The Optionholder agrees that the Company shall be entitled to retain out of the purchase money an amount to the value of the aggregate Exercise Price if not already paid by the Optionholder (which shall be held to the order of the Company) and the amount of any Option Tax Liability which is the subject of the indemnity in Clause 11 (to be held to the order of the Company) and the Company may retain possession of any other purchase consideration until these amounts have been settled in full.
5.8The Company may receive the purchase money and any other purchase consideration on behalf of the Optionholder and give a valid discharge to the purchaser for it. The Company will pay the purchase money received by it in respect of the sale of the Optionholder’s Shares to the Optionholder less any amounts referred to under Clause 5.7 and shall deliver to the Optionholder any other purchase consideration as soon as reasonably practicable following receipt of cleared funds for those amounts.
6.VARIATION OF SHARE CAPITAL
6.1If the ordinary share capital is varied by way of capitalisation or rights issue, sub-division, consolidation or reduction, the Directors may adjust: -
6.1.1the number of Option Shares; and/or
6.1.2the Exercise Price
so as to ensure that the value of this Option is not increased or decreased solely in consequence of such variation or other event. The Directors shall notify the Optionholder of any adjustment made pursuant to this Clause.
7.AMENDMENT
The parties to this Share Option Contract may at any time, and by the execution of a deed, alter or add to any of the provisions of this Share Option Contract in any respect.
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8.LEAVING EMPLOYMENT
8.1If the Optionholder ceases to hold employment within the Group, then the Option may, subject to clause 8.2 below, be exercised within 90 days of cessation (12 months in the case of death or disability), but shall lapse of the expiry of such period if not exercised.
8.2Notwithstanding clause 8.1 the Option shall lapse forthwith if the Board acting reasonably determines that the Optionholder has committed misconduct or before or after the cessation commits a material breach of any of the provisions of his employment contract or any settlement agreement entered into with any Member of the Group.
9.LAPSE OF THIS OPTION
This Option shall immediately lapse and cease to be exercisable on the earliest of the following events:-
9.1on the expiry of ten years after the Date of Grant;
9.2if it is transferred or assigned, mortgaged, charged or otherwise disposed of by the Optionholder;
9.3if the Optionholder is adjudged bankrupt or an interim order is made because he intends to propose a voluntary arrangement to his creditors under the Insolvency Act 1986;
9.4if the Optionholder makes or proposes a voluntary arrangement under the Insolvency Act 1986, or any other scheme, or arrangement in relation to his debts, with his creditors or any section of them;
9.5if the Optionholder is otherwise deprived of the legal or beneficial ownership of the Option by operation of law or doing or omitting to do anything which causes him to be so deprived;
9.6where so provided by Clauses 5 or 8; or
9.7twelve months after the Optionholder’s death.
10.MANNER OF EXERCISE OF OPTIONS
10.1This Option shall be exercised only by the Optionholder (or his Personal Representatives) serving a written notice upon the Company which:-
10.1.1specifies that the Option is being exercised; and
10.1.2is accompanied by (a) payment (in a form acceptable to the Board) of an amount equal to the product of the number of Option Shares specified in the notice and the Exercise Price; and (b) remittance for any amount for which the Participant is required under clause 11, where such payment and remittances may be made by
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way of a broker-assisted Option exercise programme if such a programme is made available by the Company at the time of the exercise of the Option and is otherwise in such form as the Directors may notify in writing to the Optionholder.
10.2Subject to Clause 11, within 7 days beginning with the date on which the Company receives a notice of exercise which complies with Clause 10.1, the Company shall issue to the Optionholder the number of Option Shares over which the exercise is effective.
10.3The issue of any Shares pursuant to the exercise of this Option shall be subject to the Articles of Association of the Company and shall rank equally in all respects with Shares of the same class as the Option Shares for the time being in issue save as regards any rights attaching to such Shares by reference to a record date prior to the date of allotment.
11.OPTIONHOLDER’S TAX INDEMNITY
11.1The Optionholder shall indemnify the Company against any liability of any person to account for any Option Tax Liability.
11.2The Company shall not be obliged to allot and issue any Shares pursuant to this Share Option Contract unless and until the Optionholder has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify it in full against any Option Tax Liability.
11.3The Company shall have the right not to allot and issue or procure the transfer to or to the order of the Optionholder the aggregate number of Shares to which the Optionholder would otherwise be entitled but to retain out of such aggregate number of Shares such number of Shares as, in the opinion of the Company, will enable the Company to sell as agent for the Optionholder (at the best price which can reasonably expect to be obtained at the time of sale) and to pay over to the Company sufficient monies out of the net proceeds of sale, after deduction of all fees, commissions and expenses incurred in relation to such sale, to satisfy the Optionholder’s liability under such indemnity.
12.SERVICE OF DOCUMENTS
12.1Except as otherwise provided in this Share Option Contract, any notice or document to be given by, or on behalf of, the Company to the Optionholder or his relevant personal representatives in accordance or in connection with it shall be duly served by delivering it to him at his place of work or by sending to him an e-mail communication and if so sent it shall be deemed to have been duly given at the time of an e-mail communication.
12.2Any notice in writing or document to be submitted or given by an Optionholder to the Directors or the Company in accordance or in connection with this Share Option Contract may be delivered, sent by post or e-mail communication but shall not in any
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event be duly given unless is actually received by the Company or such other individual as may from time to time be nominated by the Company and whose name and address is notified to Optionholders or at its registered office for the time being or such other address as has been notified by the Company to the Optionholder and if given by e-mail communication, it includes a digitally encrypted signature of the Optionholder.
13.Data Handling Consent
13.1In order to grant and administer the Option, the Company will require Personal Data from the Optionholder. This Personal Data may be transferred to any of the following to give effect to and maintain and administer the Option for the duration of its term:
(a)    a trustee of an employee benefit trust;
(b)    the Company’s registrars; and
(c)    administrators of, or advisers in respect of, the Company’s share incentive arrangements.
13.2In the event that a prospective buyer of the Company or any company in the Group or business unit which employs the Optionholder, or the prospective buyer’s professional advisors, wishes to conduct due diligence into the Company’s employees’ share option schemes, the Company may make Personal Data available, provided that those persons irrevocably agree to use the Optionholder’s Personal Data only in connection with the proposed transaction and in accordance with the data protection principles set out in the GDPR.
13.3In the event that it becomes necessary for the grant or administration of the Option, that Personal Data is transferred outside the European Economic Area, to a country that has not been designated by the European Commission as providing an adequate level of protection for Personal Data, the Company shall adopt such lawful transfer mechanisms as are required to protect that Personal Data in accordance with the requirements of the GDPR.
13.4In accordance with the GDPR, the Optionholder shall be entitled to require the amendment of any Personal Data that is incorrect and to the deletion of Personal Data on expiry of the Option subject to such legislation as may require its retention thereafter.
14.THIRD PARTY RIGHTS
14.1Any person not party to this Share Option Contract has no rights under or in connection with it as a result of the Contracts (Rights of Third Parties) Act 1999, except where such rights arise for any employer or former employer of the Optionholder.
14.2The rights of the Company and Optionholder to surrender or terminate this Share Option Contract, or agree any variation, waiver or settlement of it, are not subject to the consent of any other person as a result of the Contracts (Rights of Third Parties) Act 1999.
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14.3The exclusion of third party rights under this Clause will not affect any rights or remedy of a third party that exists, or is avoidable, apart from the Contracts (Rights of Third Parties) Act 1999.
15.COUNTERPARTS
This Share Option Contract may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute the same agreement.
16.GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS
This Share Option Contract shall be governed by, and construed in accordance with the laws of England and Wales and each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning this Share Option Contract and any matter arising from it.
EXECUTED AS A DEED by the parties on the date which first appears in this Share Option Contract.
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Signed as a Deed (but not delivered until dated) for and on behalf of Compass Pathways PLC by GEORGE GOLDSMITH) acting as a Director in the presence of a witness who attests the Director’s signature:	) ) ) )	......................................................................

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Signed as a Deed and delivered by First Last in the presence of: )		......................................................................

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11

COMPASS PATHWAYS PLC
RESTRICTED STOCK UNIT AWARD AGREEMENT

Name of Participant:		First Last

Date of Grant:		7 October 2020

Vesting Commencement Date:		30 June 2020

Number of Restricted Stock Units:		XXX

Nominal Value per Share		£0.008

Vested Restricted Stock Units and Vesting Schedule:		The Number of Restricted Stock Units set forth above will Vest in accordance with the terms of this Agreement as of the following Vesting Date(s):

Vesting Date*
Earlier of (a) the 12-month anniversary of the Vesting Commencement Date, or (b) the first day following the six-month anniversary of the listing of the ordinary shares of the Company (the “Shares”) on any stock exchange on which the closing price of the Shares is 20% higher than the listing price for at least five consecutive trading days.
Vested Restricted Stock Units 25%
	First day of the month that is three months following that in which the initial Vesting Date occurs, and on the expiry of each subsequent three-month period thereafter for 11 such periods.	6.25%

*    Where Vesting would otherwise take place at a time when dealing in Shares is prohibited by the Company’s Dealing Code or Insider Trading Policy, Vesting of the shares shall take place on the third business day after such prohibition is lifted (and shall for the avoidance of doubt include all Restricted Stock Units that would otherwise have Vested during such prohibited period).

This Restricted Stock Unit Award Agreement (this “Agreement”) is made by and between Compass Pathways plc, a public limited company registered in England and Wales with number 12696098 (the “Company”), and the above-named individual (the “Participant”) to evidence the grant to the Participant of a restricted stock unit award (the “Award”) on the Date of Grant set forth above pursuant to the Compass Pathfinder plc MIP (the “Plan”), as defined in the Shareholders Agreement of the Company.
The Company and the Participant hereby agree as follows:
Section 1. Grant of Restricted Stock Units. The Company hereby grants to the Participant, as of the Date of Grant, subject to and in accordance with the terms and conditions of this Agreement the award for the Number of Restricted Stock Units set forth above (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one Share on the terms and conditions set forth in this Agreement. These Restricted Stock Units are being granted in furtherance of the Participant’s “Election to Receive A Newco RSU” pursuant to which the Participant irrevocably surrendered restricted stock units over ordinary shares of Company Pathfinder Holdings Limited under a restricted stock unit award agreement dated 30 June 2020 (the “Private Company RSU”) for these Restricted Stock Units on equivalent terms, as described in the letter to RSU holders dated 23 July 2020, except that the aggregate nominal value to be paid upon the vesting of the Restricted Stock Units under this Agreement is greater than the aggregate nominal value to be paid upon the vesting of the Private Company RSU by £XXX.XX. By executing this Agreement, the Participant expressly accepts these Restricted Stock Units (with their greater aggregate nominal value to be paid upon the vesting) in replacement of the Private Company RSU and acknowledges that the Private Company RSU is null and void and of no further effect.
Section 2. Vesting. Provided that the Participant continues to provide substantial services or remains in continuous employment with the Company or a Member of the Group through the Vesting Date(s) set forth above, the Restricted Stock Units will vest pursuant to the Vesting Schedule set forth above; in the event of the vesting of a fractional Share, such fractional Share will continue to be unvested and will be carried forward and added to the Shares that vest on the following Vesting Date, if any. If the Participant ceases to provide substantial services or remain in continuous employment with the Company or a Member of the Group for any reason prior to the latest of the Vesting Dates set forth above, then all of the Participant’s unvested Restricted Stock Units as of the date that the Participant ceases to provide substantial services or remain in continuous employment with the Company or a Member of the Group will be immediately forfeited.
Section 3. Payment. Subject to Section 7 below, as soon as administratively practicable following a Vesting Date, but in no event later than March 15 of the calendar year following the year in which the Vesting Date occurs, disregarding any delay in Vesting for a prohibited period under the Company’s Dealing Code or Insider Trading Policy to the extent permissible under Section 409A (a “Payment Date”), the vested Restricted Stock Units will be paid to the Participant by the Company delivering to the Participant a number of Shares equal to the number of Restricted Stock Units that vested as of the Payment Date, in consideration for the payment by the Participant to the Company of an amount equal to the number of Restricted Stock Units that vested multiplied by the Nominal Value per Share set forth above. The Company may issue the Shares either (a) in certificate form, or (b) in book entry form, registered in the name of the Participant. Notwithstanding anything herein to the
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contrary, the Company will have no obligation to issue Shares in payment of the vested Restricted Stock Units unless such issuance and such payment will comply with all relevant provisions of law and the requirements of any stock exchange on which the Shares are traded.
Section 4. Dividend Equivalents. No dividend equivalents will accrue or be paid to the Participant with respect to any Restricted Stock Units.
Section 5. Rights as Shareholder. In addition to the transfer and other restrictions set forth elsewhere in this Agreement, the Participant, as holder of the Restricted Stock Units, will not possess any rights of a holder of Shares (including voting and dividend rights) with respect to the Shares underlying such Restricted Stock Unit Award until such time as the Restricted Stock Units vests and the Shares are issued to the holder of the Award.
Section 6. No Transferability. The Restricted Stock Units may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated other than by will or the laws of descent and distribution. Vested Restricted Stock Units will be payable only to the Participant during the Participant’s lifetime, or in the event of the death of the Participant, to the legal representative of the Participant’s estate.
Section 7. Withholding Taxes. As a condition of and prior to the payout of any Restricted Stock Units, the Company or Member of the Group will be entitled to require the Participant to remit to the Company or Member of the Group an amount sufficient to satisfy (a) the payment of the aggregate Nominal Value of the Restricted Stock Units that vested; and (b) the amount of any foreign, federal, state or local taxes (which in the case of a Participant subject to UK income tax, shall include income tax payable under PAYE, PAYE, primary and secondary (employer’s) national insurance contributions) required to be withheld with respect to the vesting and payout of the vested Restricted Stock Units, or any other taxable event related thereto. The amount to be withheld by the Company or Member of the Group shall not exceed the maximum statutory tax rates in the applicable jurisdiction for the Participant. The Company or Member of the Group may permit the Participant to make such payment in any form or manner authorised by an authorised committee of the board of directors of the Company (the “Committee”) in its sole discretion, including, but not limited to one or more of the forms specified below:
(a)by personal check, bank draft or money order payable to the Company or Member of the Group;
(b)by the Company or Member of the Group withholding the amount from the Participant’s wages or other cash compensation payable to the Participant by the Company or Member of the Group;
(c)by authorising a third party to sell, on behalf of the Participant, the appropriate number of Shares subject to the Award sufficient to cover the amount and to remit such amount to the Company from the sale proceeds;
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(d)by the Company or Member of the Group withholding from Shares to be issued upon a Payment Date a number of Shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment; or
(e)by any combination of the above forms and manners.
Section 8. Variation of Capital. In the event of any variation of the ordinary share capital of the Company (whenever effected) by way of bonus issue, rights issue, or sub-division, consolidation or reduction, the Directors may make such adjustments as it considers appropriate to the Number of Restricted Stock Units subject to this Agreement. As soon as reasonably practicable after making any adjustment under this Section 8, the Directors will give notice in writing thereof to the Participant.
Section 9. No Employment Rights. Nothing in this Agreement confers upon the Participant any right to continue in the employ of the Company or any Member of the Group, or affects the right of the Company or any Member of the Group to terminate the Participant’s employment at any time.
Section 10. Administration. This Agreement shall in all respects be administered by the Committee, who may from time to time make and vary such rules and regulations for its conduct. In the event of any dispute or disagreement as to the interpretation of this Agreement, the decision of the Committee shall be final and binding upon all persons.
Section 11. Notices. Any notice or other communication under or in connection with this Agreement may be given: (a) by personal delivery or by sending the same by post, in the case of a company to its registered office and in the case of an individual to his last known address, or, where he is a director or employee of a company participating in the Plan, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by first-class post, it will be deemed to have been received 48 hours after it was put into the post properly addressed and stamped; or (b) by electronic communication in the customary manner for the Company’s communications with options and warrant holders.
Section 12. Amendment. The Company may alter, amend or terminate this Agreement only with the Participant’s consent, except as otherwise expressly provided by this Agreement.
Section 13. Governing Law. This Agreement will be governed by the laws of England and Wales.
Section 14. Section 409A. The Restricted Stock Units under this Agreement are intended to qualify for an exemption from Section 409A of the US Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated and other official guidance issued thereunder (collectively, “Section 409A”), under the short-term deferral exemption described in Section 1.409A-1(b)(4) of the US Treasury Regulations. Notwithstanding the foregoing, the Company makes no representations to the Participant regarding the taxation of the Restricted Stock Units under this Agreement in any jurisdiction,
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including, but not limited to, the tax effects of Section 409A, and the Participant will be solely responsible for the taxes imposed upon him or her with respect to the Restricted Stock Units.
IN WITNESS WHEREOF, the Company and the Participant have caused this Agreement to be executed on the date set forth opposite their respective signatures, but effective as of the Date of Grant.
(Signature page follows)

Dated:	For the Company:

Signed:

	Name:	George Goldsmith
	Title:	Chairman and Chief Executive Officer

Dated:	PARTICIPANT: First Last

Signed:

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OPTION CERTIFICATE
COMPASS PATHWAYS PLC (“the Company”)
UNAPPROVED SHARE OPTION PLAN
(Scheme)
No: XX
Dated:                           2020
THIS DOCUMENT IS IMPORTANT. A form of notice for use by the Participant for the exercise of the option is enclosed with this Certificate.

Optionholder:	First Last
Address of Optionholder:	Full address
Date of Grant:	XX
Number of Ordinary Shares:	XX
Price per Ordinary share:	£0.008
Vesting Schedule

Date	Proportion of Option Vested (provided that the Optionholder remains an employee of the Group at the relevant date)*
Date of Grant	25%
On 18 October 2020 and on the 18th day expiry of each subsequent calendar month, until the Option is vested in full	2.08333%
*rounded down to the nearest whole number of shares
THIS IS TO CERTIFY THAT the person named above has been granted an option under the Scheme to acquire the above number of Ordinary Shares (Shares) in the Company at the above price per Share, upon the terms set out in the Scheme. This option replaces the option granted to you on 30 June 2020 over shares in Compass Pathfinder Holdings Limited (“Original Option”), and by signing this certificate as a deed the Optionholder confirms the surrender of the Original Option and waives any claims against the Company or Compass Pathfinder Holdings Limited in respect of the Original Option.
The Option, which is not intended to benefit from any tax advantages, is exercisable in whole or in part as specified in the Rules of the Scheme, including Rule 5.4 in relation to tax liabilities which may arise and are for the account of the Optionholder.
This Option is not transferable and will lapse upon the occasion of an assignment, charge, disposal or other dealing with the rights conveyed by it.
It is hereby certified that the transaction hereby effected falls within category L in the Schedule to the Stamp Duty (Exempt Instruments) Regulations 1987.
A person who is not a party to this deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this deed. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

Signed as a Deed (but not delivered until dated) by XXX

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in the presence of a witness

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for and on behalf of COMPASS PATHWAYS PLC by George Goldsmith in the presence of a witness who attests the Director’s signature:

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